               Section 240.14a-101  Schedule 14A.
          Information required in proxy statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

           American International Group, Inc.
..................................................................
     (Name of Registrant as Specified In Its Charter)


..................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

                                     [Logo]

                       AMERICAN INTERNATIONAL GROUP, INC.
                      70 Pine Street, New York, N.Y. 10270

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 15, 2002

                                                                   April 5, 2002

To the Shareholders of
  AMERICAN INTERNATIONAL GROUP, INC.:

    The Annual Meeting of Shareholders of AMERICAN INTERNATIONAL GROUP, INC. ('AIG') will be held at the offices of AIG at 72 Wall Street, Eighth Floor, New York, New York, on Wednesday, May 15, 2002, at 11:00 o'clock A.M., for the following purposes:

    1. To elect 20 directors of AIG to hold office until the next annual election and until their successors are elected and qualified;

    2. To act upon a proposal to adopt a 2002 Stock Incentive Plan;

    3. To act upon a proposal to ratify the selection of PricewaterhouseCoopers LLP as independent accountants for 2002;

    4. To act upon a shareholder proposal requesting AIG to change the Board nomination process; and

    5. To transact any other business that may properly come before the meeting.

    Shareholders of record at the close of business on March 22, 2002 will be entitled to vote at the meeting. During the ten days prior to the meeting, a list of the shareholders will be available for inspection at the offices of AIG at 70 Pine Street, New York, New York.

                                                  By Order of the Board of
                                                  Directors

                                                             KATHLEEN E. SHANNON
                                                                       Secretary

--------------------------------------------------------------------------------

    If you plan on attending the meeting, please remember to bring photo identification with you. If you cannot be present at the meeting, please sign the enclosed proxy card and return it at once in the accompanying postage prepaid envelope or vote your shares by telephone or over the Internet.

                                     [Logo]


                       AMERICAN INTERNATIONAL GROUP, INC.
                      70 Pine Street, New York, N.Y. 10270


                                PROXY STATEMENT
                                                                   April 5, 2002

    The enclosed proxy is solicited on behalf of the Board of Directors for use at the Annual Meeting of Shareholders of American International Group, Inc., a Delaware corporation ('AIG'), to be held on May 15, 2002, or at any adjournment thereof. It may be revoked at any time prior to its use. Proxies will be voted as specified and, unless otherwise specified, will be voted for the election of directors, for the 2002 Stock Incentive Plan, for the ratification of the selection of PricewaterhouseCoopers LLP as independent accountants for 2002 and against the shareholder proposal requesting AIG to change the Board nomination process. These proxy materials are being mailed to shareholders of AIG commencing on or about April 5, 2002.

    Only shareholders of record at the close of business on March 22, 2002 will be entitled to vote at the meeting. On that date, 2,612,763,368 shares (exclusive of shares held by AIG and certain subsidiaries) of common stock, par value $2.50 per share ('AIG Common Stock'), were outstanding, each such share of AIG Common Stock having one vote.

    Proxies marked as abstaining, and any proxies returned by brokers as 'non-votes' on behalf of shares held in street name because beneficial owners' discretion has been withheld as to one or more matters on the agenda for the Annual Meeting, will be treated as present for purposes of determining a quorum for the Annual Meeting. With respect to the election of directors, any shares not voted as a result of an abstention or a broker non-vote will have no impact on the vote. With respect to the approval of the 2002 Stock Incentive Plan, ratification of the selection of PricewaterhouseCoopers LLP as independent accountants and the shareholder proposal, a broker non-vote and an abstention will effectively be treated as a vote against the proposal.

--------------------------------------------------------------------------------
                                       1

                            I. ELECTION OF DIRECTORS

    Twenty directors are to be elected at the meeting to hold office until the next annual election and until their successors are duly elected and qualified. It is the intention of the persons named in the accompanying form of proxy to vote for the election of the nominees listed below, all of whom except Messrs. Crandall and Sullivan are currently members of your Board of Directors. It is not expected that any of the nominees will become unavailable for election as a director, but if any should prior to the meeting, proxies will be voted for such persons as the persons named in the accompanying form of proxy may determine in their discretion. Directors will be elected by a plurality of the votes cast. The nominees and certain information supplied by them to AIG are as follows:

[Photo]                    M. BERNARD AIDINOFF                 RETIRED PARTNER, SULLIVAN & CROMWELL
                           Director since 1984                 (Attorneys)

                                                               Age 73

[Photo]                    ELI BROAD                           CHAIRMAN, SUNAMERICA INC. ('SUNAMERICA')
                           Director since 1999                 (a wholly-owned subsidiary of AIG)

                                                               Age 68

[Photo]                    PEI-YUAN CHIA                       RETIRED VICE CHAIRMAN, CITICORP
                           Director since 1996                 AND CITIBANK, N.A.

                                                               Age 63

                                                               Director, Baxter International, Inc.

[Photo]                    MARSHALL A. COHEN                   COUNSEL, CASSELS BROCK & BLACKWELL (Barristers
                           Director since 1992                 and Solicitors); FORMER PRESIDENT AND CHIEF
                                                               EXECUTIVE OFFICER, THE MOLSON COMPANIES
                                                               LIMITED

                                                               Age 67

                                                               Director, Barrick Gold Corporation
                                                                         Collins & Aikman Corporation
                                                                         Haynes International, Inc.
                                                                         Lafarge North America Inc.
                                                                         Metaldyne Corporation
                                                                         Premcor Inc.
                                                                         The Premcor Refining Group, Inc.
                                                                         Premcor USA Inc.
                                                                         Toronto Dominion Bank

--------------------------------------------------------------------------------
                                       2

[Photo]                    BARBER B. CONABLE, JR.              RETIRED; FORMER PRESIDENT, WORLD BANK, AND FORMER
                           Director since 1991                 MEMBER, UNITED STATES HOUSE OF REPRESENTATIVES

                                                               Age 79

[Photo]                    ROBERT L. CRANDALL                  RETIRED CHAIRMAN, AMR CORPORATION AND
                                                               AMERICAN AIRLINES, INC.

                                                               Age 66

                                                               Director, Anixter International, Inc.
                                                                         Celestica Inc.
                                                                         Clear Channel Communications, Inc.
                                                                         Halliburton Company
                                                                         i2 Technologies, Inc.

[Photo]                    MARTIN S. FELDSTEIN                 PROFESSOR OF ECONOMICS, HARVARD UNIVERSITY;
                           Director since 1987                 PRESIDENT AND CHIEF EXECUTIVE OFFICER, NATIONAL
                                                               BUREAU OF ECONOMIC RESEARCH
                                                               (Nonprofit Economic Research Center)

                                                               Age 62

                                                               Director, Eli Lilly and Company
                                                                       HCA Inc.
                                                                       TRW, Inc.

[Photo]                    ELLEN V. FUTTER                     PRESIDENT, AMERICAN MUSEUM OF NATURAL HISTORY
                           Director since 1999                 Age 52

                                                               Director, Bristol-Myers Squibb Company
                                                                         Consolidated Edison, Inc. (also serves
                                                                         as Trustee of Consolidated Edison
                                                                         Company of New York, Inc.)
                                                                         J.P. Morgan Chase & Co.

[Photo]                    MAURICE R. GREENBERG                CHAIRMAN AND CHIEF EXECUTIVE OFFICER, AIG
                           Director since 1967                 Age 76

                                                               Director, Transatlantic Holdings, Inc.
                                                                         ('Transatlantic'), which is owned
                                                                         59.8 percent by AIG

                                                               Also serves as Chairman of Transatlantic, a
                                                               director, President and Chief Executive Officer
                                                               of C.V. Starr & Co., Inc. ('Starr'), and a
                                                               director of Starr International Company, Inc.
                                                               ('SICO') and International Lease Finance
                                                               Corporation ('ILFC'); Starr and SICO are private
                                                               holding companies (see 'Ownership of Certain
                                                               Securities'); ILFC is a wholly-owned subsidiary
                                                               of AIG

--------------------------------------------------------------------------------
                                       3

[Photo]                    CARLA A. HILLS                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER,
                           Director since 1993                 HILLS & COMPANY; FORMER UNITED STATES
                                                               TRADE REPRESENTATIVE
                                                               (Hills & Company provides international
                                                               investment, trade and risk advisory services)

                                                               Age 68

                                                               Director, AOL Time Warner Inc.
                                                                         ChevronTexaco Corporation
                                                                         Lucent Technologies Inc.

[Photo]                    FRANK J. HOENEMEYER                 FINANCIAL CONSULTANT;
                           Director since 1985                 RETIRED VICE CHAIRMAN,
                                                               PRUDENTIAL INSURANCE COMPANY OF AMERICA

                                                               Age 82

                                                               Director, Carey Fiduciary Advisors, Inc.
                                                                         Cincinnati, Inc.

[Photo]                    RICHARD C. HOLBROOKE                FORMER UNITED STATES AMBASSADOR TO THE UNITED
                           Director since 2001                 NATIONS; FORMER VICE CHAIRMAN, CREDIT SUISSE
                                                               FIRST BOSTON
                                                               Age 60
                                                               Director, Human Genome Sciences, Inc.

[Photo]                    EDWARD E. MATTHEWS                  SENIOR VICE CHAIRMAN  --  INVESTMENTS AND
                           Director since 1973                 FINANCIAL SERVICES, AIG
                                                               Age 70
                                                               Director, Transatlantic
                                                               Also serves as a director of Starr, SICO and ILFC

[Photo]                    HOWARD I. SMITH                     EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL
                           Director since 1997                 OFFICER, AIG
                                                               Age 57
                                                               Director, Transatlantic
                                                                         21st Century Insurance Group ('21st
                                                                         Century'), which is owned 62.6 percent
                                                                         by AIG
                                                               Also serves as a director of Starr, SICO and ILFC

--------------------------------------------------------------------------------
                                       4

[Photo]                    MARTIN J. SULLIVAN                  EXECUTIVE VICE PRESIDENT  --  FOREIGN GENERAL
                                                               INSURANCE, AIG

                                                               Age 48

                                                               Also serves as a director of Starr and SICO

[Photo]                    THOMAS R. TIZZIO                    SENIOR VICE CHAIRMAN  --  GENERAL
                           Director since 1986                 INSURANCE, AIG

                                                               Age 64

                                                               Director, Transatlantic
                                                               Also serves as a director of Starr and SICO

[Photo]                    EDMUND S.W. TSE                     SENIOR VICE CHAIRMAN  --  LIFE INSURANCE, AIG
                           Director since 1996                 Age 64
                                                               Also serves as a director of Starr and SICO

[Photo]                    JAY S. WINTROB                      PRESIDENT AND CHIEF EXECUTIVE OFFICER, SUNAMERICA
                           Director since 1999                 Age 45
                                                               Director, AIG SunAmerica Life Insurance Company
                                                                         (doing business as Anchor National Life
                                                                         Insurance Company) and First SunAmerica
                                                                         Life Insurance Company, wholly-owned
                                                                         subsidiaries of AIG
                                                               Also serves as a director of Starr and SICO

[Photo]                    FRANK G. WISNER                     VICE CHAIRMAN  --  EXTERNAL AFFAIRS, AIG
                           Director since 1997                 Age 63
                                                               Director, EOG Resources, Inc.
                                                                         Ethan Allen Interiors Inc.

--------------------------------------------------------------------------------
                                       5

[Photo]                    FRANK G. ZARB                       FORMER CHAIRMAN, NATIONAL ASSOCIATION OF
                           Director since 2001                 SECURITIES DEALERS, INC. AND THE NASDAQ STOCK
                                                               MARKET, INC.; SENIOR ADVISOR, HELLMAN & FRIEDMAN
                                                               LLC (Private Equity Investment Firm)
                                                               Age 67

    The principal occupation or affiliation of the nominees is shown in bold face type. Each of the directors who is also an executive officer of AIG except for Mr. Wisner has, for more than five years, occupied an executive position with AIG or companies that are now its subsidiaries, and, except as hereinafter noted, each other director has occupied an executive position with his company or organization listed above for at least five years. Mr. Wisner served as a career foreign service officer with the United States Department of State from 1961 through July 1997, with his last position being Ambassador to India. Mr. Crandall served as Chairman, President and Chief Executive Officer, AMR Corporation and Chairman and Chief Executive Officer, American Airlines, Inc. from 1985 until his retirement in May, 1998. Mr. Holbrooke served as United States Ambassador to the United Nations from 1999 to 2001; prior to that he served as Vice Chairman of Credit Suisse First Boston from 1996 to 1999, Chief United States negotiator for the 1995 Dayton Peace Accords in Bosnia, and United States Assistant Secretary of State for European and Canadian Affairs from 1994 to 1996. Mr. Zarb was Chairman, President and Chief Executive Officer of Alexander & Alexander Services, a worldwide insurance brokerage and professional services consulting firm, from 1994 to January 1997 and served as Chairman and Chief Executive Officer of the National Association of Securities Dealers, Inc. from February 1997 until October 2000 and The Nasdaq Stock Market, Inc. from February 1997 until January 2001 and as Chairman of those organizations until September 2001.

    There were four regularly scheduled meetings and three special meetings of the Board during 2001. All of the directors attended at least 75 percent of the aggregate of all meetings of the Board and of the committees of the Board on which they served.

    The Audit Committee, which held four meetings during 2001, assists the Board's oversight of AIG's financial reporting process. As part of its oversight role, the Audit Committee recommends to the Board the nomination of the independent accountants as auditors for the ensuing fiscal year. Messrs. Aidinoff, Conable, Hoenemeyer, Zarb and Mrs. Hills were the members of the Audit Committee during 2001.

    The Stock Option and Compensation Committee, which held two meetings during 2001, administers the various AIG stock option and other compensation plans, establishes the compensation of the Chief Executive Officer and sets policy for compensation for senior management. Messrs. Cohen, Conable, Hoenemeyer and Holbrooke and Ms. Futter were the members of the Stock Option and Compensation Committee during 2001.

    The principal function of the Executive Committee, which held one meeting in 2001, is to act for the Board between Board meetings. Messrs. Aidinoff, Greenberg, Hoenemeyer, Matthews, Tizzio and Zarb are the current members of the Executive Committee.

    The Finance Committee, which oversees the financial affairs and investment activities of AIG and its subsidiaries, held twelve meetings during 2001. Messrs. Aidinoff, Broad, Chia, Conable, Feldstein, Greenberg, Hoenemeyer, Holbrooke, Matthews, Smith, Wintrob and Zarb served as members of the Finance Committee during 2001.

    AIG's Board, acting as a whole, performs the functions of a nominating committee.

OWNERSHIP OF CERTAIN SECURITIES

    The following table summarizes the ownership of equity securities of AIG, Starr and SICO by the nominees, the directors, all of whom are nominees and which include all of the current executive officers named in the Summary Compensation Table (as set forth under the caption 'Compensation of Directors and Executive Officers'), and by the directors and current executive officers as a group.

                                                       EQUITY SECURITIES OF AIG, STARR AND SICO
                                                     OWNED BENEFICIALLY AS OF JANUARY 31, 2002(1)
                                 ------------------------------------------------------------------------------------
                                                                             STARR                      SICO
                                               AIG                        COMMON STOCK              VOTING STOCK
                                           COMMON STOCK             ------------------------   ----------------------
                                 --------------------------------    AMOUNT AND                AMOUNT AND
                                 AMOUNT AND NATURE OF    PERCENT      NATURE OF     PERCENT     NATURE OF    PERCENT
                                      BENEFICIAL            OF       BENEFICIAL        OF      BENEFICIAL       OF
 DIRECTOR OR EXECUTIVE OFFICER   OWNERSHIP(2)(3)(4)(5)    CLASS     OWNERSHIP(6)     CLASS      OWNERSHIP     CLASS
 -----------------------------   ---------------------   --------   -------------   --------   -----------   --------
M. Bernard Aidinoff............           91,302             (7)            0         --            0          --
Eli Broad......................       34,497,616           1.31             0         --            0          --
Pei-yuan Chia..................           41,224             (7)            0         --            0          --
Marshall A. Cohen..............           69,935             (7)            0         --            0          --
Barber B. Conable, Jr. ........           75,475             (7)            0         --            0          --
Robert L. Crandall.............            5,000             (7)            0         --            0          --
Martin S. Feldstein............          113,462             (7)            0         --            0          --
Ellen V. Futter................            4,387             (7)            0         --            0          --
M.R. Greenberg.................       45,270,172           1.73         5,000        21.74         10          8.33
Carla A. Hills.................           74,407             (7)            0         --            0          --
Frank J. Hoenemeyer............          111,996             (7)            0         --            0          --
Richard C. Holbrooke...........            2,700             (7)            0         --            0          --
Edward E. Matthews.............        1,636,641            .06         2,250         9.78         10          8.33
Howard I. Smith................          399,945            .02         1,750         7.61         10          8.33
Martin J. Sullivan.............           64,729             (7)          750         3.26          0          --
Thomas R. Tizzio...............        1,033,965            .04         1,750         7.61         10          8.33
Edmund S.W. Tse................          717,230            .03         1,750         7.61         10          8.33
Jay S. Wintrob.................        2,141,029            .08           750         3.26          0          --
Frank G. Wisner................           20,790             (7)            0         --            0          --
Frank G. Zarb..................            2,400             (7)            0         --            0          --
All Directors and Executive
 Officers of AIG as a
 Group (36 individuals)........       87,749,960           3.33        19,250        83.70         60         50.00

---------

(1) Amounts of equity securities of Starr and SICO shown represent shares as to which the individual has sole voting and investment power. With respect to shares of AIG Common Stock, totals include shares as to which the individual shares voting and investment power as follows: Feldstein -- 23,727 shares with his wife, Greenberg -- 43,658,596 shares with his wife and 121,804 shares with co-trustees, Tizzio -- 638,762 shares with his wife, Tse -- 3,555 shares with his wife, and all directors and executive officers of AIG as a group -- 44,510,718 shares.

(2) Amount of equity securities shown includes shares of AIG Common Stock subject to options which may be exercised within 60 days as follows:
    Aidinoff -- 55,733 shares, Broad -- 15,407,098 shares, Chia --
    24,093 shares, Cohen -- 55,733 shares, Conable -- 55,733 shares,
    Feldstein -- 55,733 shares, Futter -- 3,000 shares,
    Greenberg -- 1,489,648 shares, Hills -- 55,733 shares, Hoenemeyer -- 55,733 shares, Matthews -- 493,046 shares, Smith -- 229,471 shares,
    Sullivan -- 33,215 shares, Tizzio -- 395,203 shares, Tse -- 359,101 shares, Wintrob -- 1,152,570 shares, Wisner -- 20,186 shares, and all directors and executive officers of AIG as a group -- 20,609,611 shares.

(3) Amount of shares shown for each of Mr. Greenberg, Mr. Matthews and Mr. Smith does not include 18,885,999 shares held as trustee for the Starr Trust, as to which each of them disclaims beneficial ownership. Inclusion of these shares would increase the percentage ownership of AIG Common Stock shown above for each of them by .72 percent.

(4) Amount of equity securities shown also excludes the following securities owned by members of the named individual's immediate family as to which securities such individual has disclaimed beneficial ownership:
    Aidinoff -- 2,364 shares, Matthews -- 22,300 shares, and all directors and executive officers of AIG as a group -- 31,664 shares.

(5) Amount of shares shown for Mr. Greenberg also excludes 6,189,475 shares owned directly by Starr (representing 21.74 percent of the shares owned directly by Starr) as to which Mr. Greenberg disclaims beneficial ownership.

                                              (footnotes continued on next page)

(footnotes continued from preceding page)

(6) As of January 31, 2002, Starr also had outstanding 6,000 shares of Common Stock Class B, a non-voting stock, and 3,838 shares of Preferred Stock, Series X-1. None of the nominees holds such shares. As of January 31, 2002, the nominees beneficially owned the following aggregate shares of various series of Starr Preferred Stock (out of an aggregate total outstanding of 313,670 shares): Greenberg (105,000); Matthews (44,500); Smith (14,750);
    Sullivan (2,850); Tizzio (23,375); Tse (15,000); and Wintrob (1,500). These
    nominees received dividends of Starr Series T Preferred Stock in 2001 out of a total issued of 27,000 shares as follows: Greenberg (5,000); Matthews (2,250); Tizzio (1,750); Tse (1,750); Smith (1,750); Sullivan (750); and
    Wintrob (750). Mr. Greenberg also beneficially owned 100 shares of Starr's 5% Subordinated Preferred Stock as of January 31, 2002.

(7) Less than .01 percent.

    The only person who, to the knowledge of AIG, owns in excess of five percent of the AIG Common Stock is SICO, P.O. Box 152, Hamilton, Bermuda. At January 31, 2002, SICO held 313,852,309 shares, or 12.0 percent of the outstanding AIG Common Stock. The Starr Foundation and Starr (both having executive offices at 70 Pine Street, New York, New York) held 60,268,075 shares and 47,356,446 shares (including 18,885,999 shares held by the C. V. Starr & Co. Inc. Trust), or 2.30 percent and 1.81 percent, respectively, of the outstanding AIG Common Stock on that date.

    At January 31, 2002, the nominees also held options which may be exercised within 60 days with respect to shares of Transatlantic and 21st Century as follows: Transatlantic common stock, $1.00 par value: Greenberg -- 120,000 shares, Matthews -- 60,000 shares, Smith -- 10,875 shares and Tizzio -- 60,000 shares; 21st Century common stock, without par value: Smith -- 20,000 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors, executive officers and 10 percent holders of AIG Common Stock to file reports concerning their ownership of AIG equity securities. Based solely on the review of the Forms 3, 4 and 5 furnished to AIG and certain representations made to AIG, AIG believes that the only filing deficiencies under Section 16(a) by its directors, executive officers and 10 percent holders during 2001 were two late reports filed by Mr. Castelli, an executive officer, one reporting two option exercises and one reporting one transaction; one late report filed by Mr. Holbrooke reporting one transaction; one late report filed by Mr. Kanak, an executive officer, reporting one option exercise; one late report filed by Mr. Matthews reporting one transaction; one late report filed by Mr. Sandler, an executive officer, reporting two option exercises; two late reports filed by Mr. Smith, one reporting two option exercises and one reporting one transaction; two late reports filed by Mr. Tizzio, one reporting two option exercises and one reporting one option exercise; one late report filed by Mr. Wintrob, reporting one option exercise; one late report filed by Mr. Wooster, an executive officer, reporting two option exercises; and one late report filed by Mr. Zarb reporting one transaction.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

    Directors who are employees of AIG or its subsidiaries do not receive fees for service on the Board or the committees. Each other director of AIG receives director's fees of $40,000 per year, plus $1,500 for each Board meeting attended. An annual fee of $5,000 is paid to each member of each committee of the Board. Members of each committee also receive $1,500 for each committee meeting attended. In addition, directors who are not employees of AIG or its subsidiaries receive annually 500 shares of AIG Common Stock and an option which vests after one year and is exercisable for 10 years to purchase 2,500 shares of AIG Common Stock at an option price equal to the fair market value of AIG Common Stock on the date of grant, which is the date of the Annual Meeting of Shareholders. Certain directors who are not employees of AIG also serve as directors of various subsidiaries of AIG and receive fees for their service in that capacity.

    During the year ended December 31, 2001, Mrs. Hills provided services to AIG under a consulting arrangement on trade issues through Hills & Company. This agreement was terminated in early 2002.

    The following Summary Compensation Table sets forth the compensation accrued for services in all capacities to AIG and its subsidiaries by the 'named executive officers' required to be disclosed pursuant to the proxy rules of the Securities and Exchange Commission.

                           SUMMARY COMPENSATION TABLE

                                                                     LONG TERM
                                                                   COMPENSATION
                                  ANNUAL COMPENSATION    -------------------------------                          SICO
         NAME AND                 --------------------        AWARDS            LTIP       ALL OTHER          LTIP PAYOUTS
    PRINCIPAL POSITION      YEAR   SALARY    BONUS(1)    STOCK OPTIONS(#)     PAYOUTS   COMPENSATION(2)  NOT PAID BY AIG(3)(4)
    ------------------      ----   ------    --------    ----------------     -------   ---------------  ---------------------
M.R. Greenberg ...........  2001  $1,000,000 $       --(1)     375,000    $      --           $85,500           $ --
Chairman and Chief          2000   1,000,000  5,000,000(5)     200,000           --            85,500            23,655,000
 Executive Officer          1999   1,000,000  5,000,000(5)     225,000(6)        --            85,000             --
E.E. Matthews ............  2001     700,000    480,000(1)      50,000           --            32,900             --
Senior Vice Chairman --     2000     700,000    545,000         40,000           --            32,900             8,279,250
Investments                 1999     680,769    520,000         45,000(6)        --            33,100             --
 and Financial Services
T.R. Tizzio ..............  2001     654,700    480,000(1)      30,000           --            33,600             --
Senior Vice Chairman --     2000     654,700    580,000         20,000           --            34,300             9,462,000
 General Insurance          1999     654,700    530,000         22,500(6)        --            33,100             --
E.S.W. Tse ...............  2001     611,156    569,586(1)      50,000           --            76,395             --
Senior Vice Chairman --     2000     536,156    634,717         40,000           --            76,395             8,279,250
 Life Insurance             1999     462,130    597,157         45,000(6)        --            67,512             --
H. I. Smith ..............  2001     531,924    480,000(1)      40,000           --            52,050             --
Executive Vice President    2000     480,000    425,000         35,000           --            59,300             5,913,750
 and Chief Financial        1999     422,308    400,000         37,500(6)        --            26,474             --
Officer

---------

(1) AMOUNTS SHOWN FOR NAMED EXECUTIVE OFFICERS OTHER THAN THE CHIEF EXECUTIVE OFFICER REPRESENT YEAR-END BONUSES AND BONUSES PAID QUARTERLY PURSUANT TO A SUPPLEMENTARY BONUS PROGRAM. IN DECEMBER, 2001, IN LIGHT OF THE LOSSES SUFFERED BY AIG AS A RESULT OF THE SEPTEMBER 11TH TERRORIST ATTACKS, MR. GREENBERG WAIVED PAYMENT OF ANY BONUS WHICH MIGHT HAVE BEEN PAYABLE UNDER THE CHIEF EXECUTIVE OFFICER COMPENSATION PLAN APPROVED BY THE SHAREHOLDERS IN MAY, 1997. IN ADDITION, THE STOCK OPTION AND COMPENSATION COMMITTEE ACCEPTED MANAGEMENT'S RECOMMENDATION THAT NO YEAR-END BONUSES BE PAID TO OTHER MEMBERS OF SENIOR MANAGEMENT. FOR A DISCUSSION OF THE WAIVER, SEE THE REPORT OF THE STOCK OPTION AND COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION AT PAGE 15.

(2) Amounts shown for Messrs. Greenberg, Matthews and Tizzio represent matching contributions under AIG's 401(k) Plan and amounts received as director's fees from Transatlantic. Amounts shown for Mr. Tse reflect contributions by AIG to the American International Companies (Hong Kong) Staff Provident Plan. Amounts shown for Mr. Smith include matching contributions to AIG's 401(k) plan and amounts received as director's fees from Transatlantic and 21st Century.

(3) THE LTIP PAYOUTS WILL BE MADE BY SICO PURSUANT TO ITS DEFERRED COMPENSATION PROFIT PARTICIPATION PLAN (THE 'SICO PLAN') AND WILL NOT BE PAID BY OR CHARGED TO AIG. The values shown for the year 2000 with respect to the SICO LTIP Payouts had decreased to the following amounts as of February 28, 2002:
    Greenberg -- $17,752,800; Matthews -- $6,213,480; Tizzio -- $7,101,120;
    Tse -- $6,213,480; and Smith -- $4,438,200.

(4) Amounts shown do not represent actual payments. Payments do not begin until the employee retires after reaching age 65. Payments are subject to forfeiture in the event of termination prior thereto. Amounts shown in 2000 represent the value, based on the closing sale price of AIG Common Stock on December 31, 2000 ($98.5625), of shares of AIG Common Stock allocated with respect to the January 1, 1999 to December 31, 2000 period but not distributed under the SICO Plan. The SICO Plan came into being in 1975 when the voting shareholders and Board of Directors of SICO, a private holding company whose principal asset consists of AIG Common Stock, decided that a portion of the capital value of SICO should be used to provide an incentive plan for the current and succeeding managements of all American International companies, including AIG. Participation in the SICO Plan by any person, and the amount of such participation, is at the sole discretion of SICO's Board of Directors, and NONE OF THE COSTS OF THE VARIOUS BENEFITS PROVIDED UNDER SUCH PLAN IS PAID BY OR CHARGED TO AIG. The SICO Plan provides that shares currently owned by SICO may be set aside by SICO for the benefit of the participant and distributed upon retirement. The SICO Board of Directors may permit an early pay-out of units under certain circumstances, but none of the individuals named in the Summary Compensation Table is eligible for such early pay-out with respect to units awarded to them. Prior to pay-out, the participant is not entitled to vote, dispose of or receive dividends with respect to such shares, and shares are subject to forfeiture under certain conditions, including but not limited to the participant's voluntary termination of employment with AIG prior to normal retirement age. In addition, SICO's Board of Directors may elect to pay a participant cash in lieu of shares of AIG Common Stock. In March, 2001, a determination was made as to the number of AIG shares allocable to the accounts of the participants in the SICO Plan with respect to units awarded in December, 1998 with respect to the January 1, 1999 to December 31, 2000 period. The values shown for the year 2000 represent the number of AIG shares
                                              (footnotes continued on next page)

(footnotes continued from previous page) allocated to the named executive officers as follows: Greenberg -- 240,000 shares; Matthews -- 84,000 shares; Tizzio -- 96,000 shares; Tse -- 84,000 shares; and Smith -- 60,000 shares.

(5) Paid pursuant to the Chief Executive Officer Compensation Plan.

(6) Adjusted to reflect stock split effected as a 50 percent stock dividend in July, 2000.

    The following table summarizes certain information with respect to grants of options to purchase AIG Common Stock which were granted during 2001 to the individuals named in the Summary Compensation Table, to all executive officers of AIG as a group, to all directors who are not executive officers of AIG as a group, and to all employees other than executive officers as a group.

                             OPTION GRANTS IN 2001

                                                                                                POTENTIAL REALIZABLE VALUE* AT
                                                       PERCENTAGE OF                               ASSUMED ANNUAL RATES OF
                                                       TOTAL OPTIONS                             STOCK PRICE APPRECIATION FOR
                                            OPTIONS     GRANTED TO     EXERCISE                          OPTION TERM
                                  DATE      GRANTED      EMPLOYEES       PRICE     EXPIRATION   ------------------------------
             NAME               OF GRANT      (1)       DURING 2001    PER SHARE      DATE      5 PERCENT(2)    10 PERCENT(3)
             ----               --------   ---------    -----------    ---------   ----------   ------------    -------------
M.R. Greenberg................  12/13/01     375,000       10.65        $79.61      12/13/11    $ 18,774,863     $ 47,579,189
E.E. Matthews.................  12/13/01      50,000        1.42         79.61      12/13/11       2,503,315        6,343,892
T.R. Tizzio...................  12/13/01      30,000        0.85         79.61      12/13/11       1,501,989        3,806,335
E.S.W. Tse....................  12/13/01      50,000        1.42         79.61      12/13/11       2,503,315        6,343,892
H.I. Smith....................  12/13/01      40,000        1.14         79.61      12/13/11       2,002,652        5,075,113
All Executive Officers of AIG
 as a Group
 (25 individuals).............   Various     724,250       20.99         79.62(4)    Various      36,265,073       91,902,816
All Directors who are not
 Executive Officers of AIG as
 a Group (11 Individuals).....   5/16/01      25,000      N/A            84.71       5/16/11       1,331,842        3,375,148
All Employees other than
 Executive Officers as a
 Group........................   Various   2,726,163       79.01         79.72(4)    Various     136,689,813      346,359,009
All Shareholders Stock
 Appreciation(5)..............    N/A         N/A         N/A            N/A          N/A     $130.6 billion   $331.0 billion
All Unaffiliated Shareholders
 Stock Appreciation(5)........    N/A         N/A         N/A            N/A          N/A     $103.3 billion   $261.8 billion

---------

 * OPTIONS WOULD HAVE NO REALIZABLE VALUE IF THERE WERE NO APPRECIATION OR IF THERE WERE DEPRECIATION FROM THE PRICE AT WHICH THE OPTIONS WERE GRANTED.

(1) All options were granted pursuant to the 1999 Stock Option Plan at an exercise price equal to the fair market value of such stock at the date of grant. The option grants to all executive officers including the named individuals provide either that 25 percent of the options granted on any date become exercisable on each anniversary date in each of the successive four years or that all of the options granted on any date become exercisable on the fifth anniversary of the date of grant.

(2) Appreciated price would be $129.68 per share for the individuals named, a weighted average of $129.69 per share for all executive officers, $137.98 per share for non-employee directors and a weighted average of $129.86 per share for all employees, other than executive officers.

(3) Appreciated price would be $206.49 per share for the individuals named, a weighted average of $206.51 per share for all executive officers, $219.72 per share for non-employee directors and a weighted average of $206.77 per share for all employees, other than executive officers.

(4) Weighted average exercise price per share.

(5) Calculated using the 2,615,431,999 shares of AIG Common Stock outstanding at December 31, 2001.

    Messrs. Greenberg, Matthews, Tizzio and Smith were granted options to purchase 10,000 shares, 5,000 shares, 5,000 shares and 3,000 shares, respectively, of common stock of Transatlantic at an exercise price of $90.99 per share (the fair market value of Transatlantic common stock on the date of grant) on December 3, 2001 as compensation for services to Transatlantic. These grants provide that 25 percent of the options granted become exercisable on each anniversary date in each of the successive four years and that the option expires ten years from the date of grant.

    Mr. Smith and Messrs. Dooley and Sandler, executive officers, were each granted options to purchase 4,000 shares of common stock of 21st Century at a price of $18.15 per share (the fair market value of 21st Century common stock on the date of grant) on June 6, 2001 as compensation for services to 21st Century. These options become exercisable on June 6, 2002.

    The following table summarizes certain information with respect to the exercise of options to purchase AIG Common Stock during 2001 by the individuals named in the Summary Compensation Table and the unexercised options to purchase AIG Common Stock held by such individuals at December 31, 2001.

      AGGREGATED OPTION EXERCISES DURING THE YEAR ENDED DECEMBER 31, 2001
                      AND DECEMBER 31, 2001 OPTION VALUES

                                                             NUMBER OF UNEXERCISED        VALUE OF UNEXERCISED
                                                                  OPTIONS AT              IN-THE-MONEY OPTIONS
                                 SHARES                        DECEMBER 31, 2001        AT DECEMBER 31, 2001(2)
                              ACQUIRED ON       VALUE      -------------------------   --------------------------
            NAME                EXERCISE     REALIZED(1)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
            ----              ------------   -----------   -------------------------   -------------------------
M.R. Greenberg..............    189,843(3)   $13,680,805(3)    1,489,648/684,375        $75,247,150/$3,709,064
E.E. Matthews...............     85,428        7,262,567         493,046/114,219         26,595,164/   818,852
T.R. Tizzio.................    160,815(4)     9,750,919(4)      395,203/ 63,282         21,321,916/   447,962
E.S.W. Tse..................     18,983        1,345,018         359,101/114,219         18,216,156/   818,852
H.I. Smith..................     28,476        1,842,790         229,472/ 92,032         11,416,073/   592,525

---------

(1) Aggregate market value on date of exercise (closing sale price as reported in the New York Stock Exchange Composite Transactions Report) less aggregate exercise price.

(2) Aggregate market value on December 31, 2001 (closing sale price as reported in the New York Stock Exchange Composite Transactions Report) less aggregate exercise price.

(3) Receipt of 158,768 shares with an aggregate value of $12,844,331 was deferred.

(4) Receipt of 65,319 shares with an aggregate value of $5,012,580 was deferred.

    The following table summarizes certain information with respect to benefits that the proxy rules classify as granted under Long-Term Incentive Plans which were granted during 2000 (with respect to the 2001-2002 period) to the individuals named in the Summary Compensation Table.

             SICO LONG-TERM INCENTIVE PLANS  --  AWARDS IN 2000(1)

                    NAME                       NUMBER OF UNITS   PERFORMANCE PERIOD   ESTIMATED FUTURE PAYOUTS
                    ----                       ---------------   ------------------   ------------------------
M.R. Greenberg...............................      10,000            Two years                   0 shares
E.E. Matthews................................       4,000            Two years                   0 shares
T.R. Tizzio..................................       4,000            Two years                   0 shares
E.S.W. Tse...................................       4,000            Two years                   0 shares
H.I. Smith...................................       4,000            Two years                   0 shares

---------

(1) Awards represent grants of units under the SICO Plan described in Footnote 4 to the Summary Compensation Table with respect to the two-year period from January 1, 2001 through December 31, 2002. The SICO Plan contains neither threshold amounts nor maximum payout limitations. The number of shares of AIG Common Stock allocated to a unit upon payout is based on a percentage selected by SICO's Board of Directors of between 20 percent and 100 percent of the increase of SICO's retained earnings attributable to the AIG Common Stock held by SICO over the two-year period. As a result, the number of shares to be allocated with respect to units held for the 2001-2002 period and the value of such shares cannot be determined at this time. For the year ended December 31, 2001, there was no increase in SICO's retained earnings attributable to the AIG Common Stock held by SICO. Therefore, if a determination had been made based upon current estimates, there would be no shares allocated for the 2001-2002 period. The number of shares allocable to the named individuals based upon the units awarded to them for the 2001-2002 period, assuming the percentage selected by the SICO Board of Directors and the increase in SICO's retained earnings for the 2001-2002 period were the same as those used to allocate the shares of AIG Common Stock for the 1999-2000 period would be as follows: Greenberg -- 240,000 shares, Matthews -- 96,000 shares, Tizzio -- 96,000 shares, Tse -- 96,000 shares and Smith -- 96,000 shares. As noted in the description of the SICO Plan in Note 4 to the Summary Compensation Table, prior to pay out, the participant is not entitled to vote, dispose of or receive dividends with respect to such shares, and the shares are subject to forfeiture under certain conditions, including but not limited to the participant's voluntary termination of employment with AIG prior to normal retirement age. ANY PAYMENTS ULTIMATELY DISTRIBUTED UNDER THE SICO PLAN WILL NOT BE PAID BY AIG AND WILL NOT BE DILUTIVE TO AIG SHAREHOLDERS.

    In order to facilitate the performance of their management responsibilities, AIG provides to the individuals named in the Summary Compensation Table automobiles and drivers and to these individuals and other officers and employees the use of a yacht and corporate aircraft, club memberships, recreational opportunities and clerical and investment management services. These facilities are provided for use for business purposes and the costs thereof are considered ordinary and necessary business expenses of AIG. Any personal benefit any of these persons may have derived from the use of these facilities or from the services provided is regarded as incidental and the amount thereof has therefore not been included in the compensation shown in the Summary Compensation Table. In connection with his employment and relocation to New York, AIG has paid certain expenses involved with Mr. Wisner's purchase of a cooperative apartment and provided credit support for his mortgage. During 2001, Mr. Sullivan was provided a mortgage loan by AIG in connection with his relocation from London to New York. The maximum amount of such loan outstanding during 2001 and at January 31, 2002 was $285,375 at an interest rate of 4.98 percent per annum. During 2001, Mr. R. Kendall Nottingham, an executive officer, was provided a mortgage loan by AIG with an effective annual interest rate of
5.304 percent per annum. The maximum amount of such loan outstanding during 2001 was $734,531.29 and at January 31, 2002 was the yen equivalent of $731,077.

    Messrs. Greenberg, Matthews, Smith, Sullivan, Tizzio, Tse and Wintrob or certain of them, are directors and officers of SICO, directors and members of the Starr Foundation and directors and officers of Starr. These individuals also receive compensation as officers of Starr for services rendered to Starr as well as compensation from SICO for services rendered to SICO. These services are not considered to detract materially from the business time of these individuals available for AIG matters and such compensation is not included in the compensation for services to AIG shown in the Summary Compensation Table.

    AIG maintains a policy of directors and officers liability insurance for itself, its directors and officers, its subsidiaries, and their directors and officers. The premium for the year ending May 24, 2002 is approximately $1,800,000.

PENSION BENEFITS

    Through March 31, 1985, when such plan was terminated, employees of AIG and its subsidiaries who are citizens of the United States or non-citizens working in the United States were covered under the American International Group, Inc. Pension Plan, a contributory, qualified, defined benefit plan ('Original Pension Plan'). The annual pension for a participant was equal to 1.75% of Average Final Compensation multiplied by years of credited service as a participant (up to 40 years) less 1.4286% of his Social Security Benefit multiplied by years of credited service (limited to 35 years). Average Final Compensation was defined as the average annual compensation of a participant during the 3 consecutive years in the last 10 years of his credited service affording the highest such average, or during all of the years of his credited service if less than 3 years. Benefits were paid monthly during the life of the participant, or, if applicable, during the joint lives of the participant and his contingent annuitant. The annual retirement allowance for participants with at least
10 years of credited service was not less than 50% of 1.75% of Average Final Compensation, multiplied by years of credited service, or $1,200, whichever was greater. On April 1, 1985, a new non-contributory, qualified, defined benefit plan ('Current Retirement Plan') was established, with provisions substantially the same as the Original Pension Plan, except for the non-contributory feature and except that in the annual pension formula described above, 1.25% of Average Final Compensation is multiplied by years of credited service as a participant (up to 44 years) less 1.25% of his Social Security Benefit multiplied by years of credited service (limited to 35 years). The 1.25% of Average Final Compensation is also used in the determination of the minimum retirement allowance. Effective January 1, 1989, the Current Retirement Plan formula changed in accordance with government mandated regulations from a Social Security offset to a Social Security integration method of computation where the offset is the average of the final three years' compensation but no greater than 150% of the employee's 'covered compensation' (the average of the Social Security Wage bases during the 35 years preceding the Social Security retirement age) times credited service up to 35 years, multiplied by an applicable Social Security retirement age factor. For employees terminating from active service after January 1, 1993, the benefit formula for credited service on and after April 1, 1985 changed from 1.25% to 1.35% of Average Final Compensation. Effective January 1, 1996, the Current Retirement Plan formula now equals 1.25% times Average Final Compensation up to 150% of the employee's 'covered compensation' plus 1.75% times Average Final Compensation in excess of 150% of 'covered compensation' times years of credited service prior to April 1, 1985 (up to 35 years) plus 1.75% times Average Final Compensation times years of credited service in excess of 35 years but limited to 40 years; plus .925% times Average Final Compensation up to 150% of the employee's 'covered compensation', plus 1.425% times Average Final Compensation in excess of 150% of 'covered compensation' times years of credited service after April 1, 1985 (up to 35 years), plus 1.425% times Average Final Compensation times years of credited service in excess of 35 years but limited to 44 years.

    As a result of the termination of the Original Pension Plan, all benefits accruing to the termination date became vested regardless of an employee's years of service and annuities were purchased for benefits payable under that plan. AIG was entitled to receive the surplus remaining in the Original Pension Plan, other than the portion of the surplus attributable to employee contributions.

    The AIG savings plan ('401(k) Plan') for employees provides for salary reduction contributions by employees and matching contributions by AIG. The retirement benefits for most employees who participate in both the Current Retirement Plan and the 401(k) Plan will be substantially greater than the benefits which would have been received under the Original Pension Plan.

    Annual amounts of normal retirement pension commencing at normal retirement age of 65 based upon Average Final Compensation and credited service under the Current Retirement Plan and a supplemental retirement plan (the 'Supplemental Plan') are illustrated in the following table:

                       ESTIMATED ANNUAL PENSION AT AGE 65

         AVERAGE
    FINAL COMPENSATION      10 YEARS   15 YEARS   20 YEARS   25 YEARS   30 YEARS   35 YEARS   40 YEARS
    ------------------      --------   --------   --------   --------   --------   --------   --------
  $  125,000..............  $ 10,080   $ 25,080   $ 40,080   $ 55,080   $ 55,080   $ 55,080   $ 55,080
  $  150,000..............    16,080     34,080     52,080     70,080     70,080     70,080     70,080
  $  175,000..............    22,080     43,080     64,080     85,080     85,080     85,080     85,080
  $  200,000..............    28,080     52,080     76,080    100,080    100,080    100,080    100,080
  $  225,000..............    34,080     61,080     88,080    115,080    115,080    115,080    115,080
  $  250,000..............    40,080     70,080    100,080    130,080    130,080    130,080    130,080
  $  300,000..............    52,080     88,080    124,080    160,080    160,080    160,080    160,080
  $  375,000..............    70,080    115,080    160,080    205,080    205,080    205,080    205,080
  $  400,000..............    76,080    124,080    172,080    220,080    220,080    220,080    220,080
  $  500,000..............   100,080    160,080    220,080    280,080    280,080    280,080    280,080
  $  750,000..............   160,080    250,080    340,080    430,080    430,080    430,080    430,080
  $1,000,000..............   220,080    340,080    460,080    580,080    580,080    580,080    580,080
  $1,375,000..............   310,080    475,080    640,080    805,080    805,080    805,080    805,080

    With respect to the individuals named in the Summary Compensation Table, other than Mr. Tse, their respective years of credited service (under both plans) through December 31, 2001 are as follows: Greenberg -- 41 years;
Tizzio -- 33.7 years; Matthews -- 28.2 years; and Smith -- 16.8 years. Pensionable salary includes the regular salary paid by AIG and its subsidiaries and does not include amounts attributable to supplementary bonuses or overtime pay. For such named individuals, pensionable salary during 2001 was as follows:
Greenberg -- $1,000,000; Matthews -- $700,000; Tizzio -- $654,700; and
Smith -- $530,000.

    During 1986, AIG adopted the Supplemental Plan to provide additional retirement benefits to designated executives and key employees. Under the Supplemental Plan, annual benefits, not to exceed 60% of Average Final Compensation, accrue at a rate of 2.4% of Average Final Compensation for each year of service or fraction thereof for each full month of active employment. The benefit payable under the Supplemental Plan is reduced by payments from the Original Pension Plan, the Current Retirement Plan, Social Security Benefit and any payments from a qualified pension plan of a prior employer. Messrs. Greenberg, Matthews, Smith and Tizzio were participants in the Supplemental Plan at December 31, 2001. Federal legislation limits the benefits which may be payable from the Current Retirement Plan. Effective January 1, 1991, the Supplemental Plan was amended to provide a benefit to most Current Retirement Plan participants in an amount equal to the reduction in the benefit payable as a result of the federal limitation.

    Mr. Tse participates in the American International Companies (Hong Kong) Staff Provident Plan, a defined contribution plan which requires employee contributions of five percent of salary. Contributions to this plan by AIG vary based on employee service. During 2001, AIG contributed 12.5 percent of Mr. Tse's pensionable salary of $611,156 to the plan based on his 40.7 years of service.

CERTAIN TRANSACTIONS

    Certain transactions in 2001 effected in the ordinary course of business between AIG and its subsidiaries and SICO and Starr are summarized in the following table:

                                                                  SICO          STARR
                                                                  AND            AND
                                                              SUBSIDIARIES   SUBSIDIARIES
                                                              ------------   ------------
                                                                    (in thousands)
AIG and Subsidiaries Paid:
    For production of insurance business*...................     $--           $77,000
    For services (at cost)* *...............................      1,400         --
    Rentals.................................................      3,800             42
AIG and Subsidiaries Received:
    For services (at cost)* *...............................      4,200         12,500
    Rentals.................................................        168          1,500

---------

 * From these payments, which constituted approximately 36% of Starr's gross revenues for the year, Starr is required to pay its operating expenses and commissions due originating brokers. The amounts are paid at terms available to unaffiliated parties, and represent approximately 0.1% of the gross revenues of AIG.

* * These services are provided and obtained at a cost which, in the opinion of the management of AIG, does not exceed the cost of obtaining such services from unaffiliated sources.

    In addition, from time to time, a subsidiary of SICO may assume insurance risks from third party reinsurers which may have assumed risks from AIG subsidiaries.

PERFORMANCE GRAPH

    The following Performance Graph compares the cumulative total shareholder return on AIG Common Stock for a five year period (December 31, 1996 to December 31, 2001) with the cumulative total return of the Standard & Poor's 500 stock index (which includes AIG) and a peer group of companies (the 'Peer Group') consisting of seven insurance companies to which AIG compares its business and operations: ACE Limited, Allstate Corporation, Chubb Corporation, CNA Financial Corporation, Hartford Financial Services Group, Inc. (formerly known as ITT Hartford Group, Inc.), Lincoln National Corporation and The
St. Paul Companies. The Performance Graph for 2001 and prior years included American General Corporation, which was acquired by AIG in 2001. Dividend reinvestment has been assumed and, with respect to companies in the peer groups, the returns of each such company have been weighted to reflect relative stock market capitalization.

                         FIVE YEAR CUMULATIVE TOTAL RETURNS
                     VALUE OF $100 INVESTED ON DECEMBER 31, 1996

                             TOTAL SHAREHOLDER RETURNS

                                [PERFORMANCE GRAPH]



                                             1996     1997     1998     1999     2000     2001
                                             ----     ----     ----     ----     ----     ----
AIG.......................................  100.00   151.14   201.91   282.99   387.61   312.87
S&P 500...................................  100.00   133.36   171.48   207.56   188.66   166.24
Peer Group................................  100.00   147.73   138.04   112.74   174.72   149.40

REPORT OF THE STOCK OPTION AND COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The Stock Option and Compensation Committee, comprised of Ms. Futter and Messrs. Cohen, Conable, Hoenemeyer and Holbrooke for the year ended December 31, 2001, is the committee of the Board responsible for establishing the compensation of the Chief Executive Officer and setting policy for compensation at the senior levels of AIG, as well as administering AIG's various employee stock option and other compensation plans.

    In determining the compensation which is appropriate for both the Chief Executive Officer and other members of senior management, the Committee's starting point is AIG's salary administration philosophy, which is to pay within a range that helps meet business objectives while considering external and internal influences and the level of funding allocated to employee compensation. At senior positions, one of the objectives is to pay at a level that allows AIG to attract, retain and motivate key executives by paying them competitively compared to peers within a selected group of major companies in the insurance industry (which includes companies in addition to those in the Peer Group) while comparing AIG's performance to the performance of those companies. In so doing, a variety of factors are considered, including the performance of AIG relative to those companies as measured by standards such as net income and its growth over prior periods, return on equity and property and casualty underwriting performance; the level of compensation paid to senior officers within the selected group of companies; the level of individual contribution by AIG's senior officers to the performance of AIG, and, in the case of the Chief Executive Officer, his compensation as a percentage of net income.

    THE COMMITTEE'S COMPENSATION DECISIONS FOR 2001 WERE PRIMARILY INFLUENCED BY THE VOLUNTARY WAIVER BY MR. GREENBERG OF ANY AMOUNT WHICH WOULD HAVE OTHERWISE BEEN PAYABLE UNDER THE CHIEF EXECUTIVE OFFICER COMPENSATION PLAN, PREVIOUSLY APPROVED BY THE SHAREHOLDERS, AND THE RECOMMENDATION BY MANAGEMENT THAT NO YEAR-END BONUSES OR SALARY INCREASES BE GRANTED TO SENIOR MANAGEMENT. THE CHIEF EXECUTIVE OFFICER INDICATED THAT, IN LIGHT OF THE LOSSES SUFFERED BY AIG AS A RESULT OF THE SEPTEMBER 11TH TERRORIST ATTACKS, BONUSES FOR SENIOR MANAGEMENT WOULD NOT BE APPROPRIATE. THE COMMITTEE WAS ALSO INFORMED THAT A SALARY FREEZE HAD BEEN IMPOSED THROUGHOUT THE ORGANIZATION AND THAT AT LOWER LEVELS OF MANAGEMENT, YEAR-END BONUSES HAD BEEN CAPPED TO 2000 LEVELS. THESE ACTIONS BY SENIOR MANAGEMENT ARE EXTRAORDINARY IN LIGHT OF THE UNPRECEDENTED CHALLENGES SUCCESSFULLY MET BY AIG'S SENIOR MANAGEMENT IN 2001. THESE CHALLENGES INCLUDED THE COMPLETION OF AIG'S LARGEST ACQUISITION TO DATE (AMERICAN GENERAL CORPORATION), AND THE STELLAR PERFORMANCE OF MANAGEMENT IN RESPONDING TO THE ISSUES PRESENTED BY THE TERRORIST ATTACKS OF SEPTEMBER 11, DESPITE THE TEMPORARY CLOSURE OF AIG'S PRINCIPAL EXECUTIVE OFFICES. ABSENT SENIOR MANAGEMENT'S RECOMMENDATION, THE COMMITTEE WOULD HAVE AWARDED YEAR-END BONUSES AND SALARY INCREASES TO AIG'S SENIOR MANAGERS, ALTHOUGH THE AMOUNT OF SUCH COMPENSATION IS NOT DETERMINABLE BECAUSE NO SPECIFIC FORMULA IS UTILIZED TO EVALUATE THE VARIOUS FACTORS, IN DETERMINING THE SPECIFIC AMOUNT OF COMPENSATION PAYABLE OR IN DETERMINING THE ALLOCATION OF COMPENSATION TO SALARY, BONUS AND STOCK OPTION GRANTS. THE WEIGHT GIVEN TO EACH FACTOR WITH RESPECT TO EACH ELEMENT OF COMPENSATION IS WITHIN THE INDIVIDUAL DISCRETION AND JUDGMENT OF EACH MEMBER OF THE COMMITTEE. EACH MEMBER ALSO TAKES THE APPROPRIATENESS OF THE ENTIRE PACKAGE INTO ACCOUNT WHEN EVALUATING EACH ELEMENT OF COMPENSATION.

    AIG's after-tax return on equity (excluding capital gains) was 15.3 percent for 2000 (as restated to reflect the acquisition of American General Corporation) and 11.9 percent for 2001. The average after-tax return on equity (excluding capital gains) of the Peer Group was reported by Fox-Pitt, Kelton Inc. to be 10.9 percent for 2000 and estimated by Fox-Pitt, Kelton Inc. to be a negative return of 1.3 percent for 2001, respectively. AIG evaluates underwriting performance on the basis of the combined ratio (which is the sum of the statutory loss ratio and the statutory expense ratio), a measure of underwriting performance commonly used by property and casualty insurers. AIG's property and casualty underwriting performance for 2000 and 2001, as measured by its combined ratio, exceeded that of the Peer Group. AIG's combined ratios for 2000 and 2001 were 96.73 and 100.71, respectively, while those for the Peer Group averaged 102.2 and 121.9, respectively. The total compensation of the Chief Executive Officer for 2001 represented approximately 0.02 percent of net income of AIG for that year.

    As discussed above, the Chief Executive Officer oversaw the completion and integration of AIG's largest acquisition to date. Moreover, the Chief Executive Officer played a leadership role both at AIG and on a national level in response to the events of September 11. The Chief Executive Officer worked tirelessly to keep AIG operating smoothly despite the closing of its principal executive offices and to reassure clients of its commitment to meeting their needs. On a national level, the Chief Executive Officer effectively represented the interests of the insurance industry before Congress in connection with legislation relating to September 11 and continued his

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leadership role in discussions on trade relations and international affairs. The
Committee also believes that the Chief Executive Officer's successful completion of negotiations resulting in the approval from China in late 2001 to expand
AIG's wholly-owned businesses into four additional cities may eventually be viewed as his most significant single accomplishment of 2001 because of its potential to accelerate AIG's growth and global expansion.

    Using the general factors set forth above, the Committee determined the base salary for the Chief Executive Officer and other senior executive officers for 2002 and determined that the senior executive officers other than the Chief Executive Officer should continue to participate in the supplementary bonus program at the levels established for 2001-2002.

    The Committee has recognized that AIG has traditionally encouraged long-term strategic management and the enhancement of shareholder value by providing high performing key executives the opportunity for superior capital accumulation over the course of their careers with AIG in the form of stock options. This is a tradition that the Committee believes to have contributed significantly to AIG's considerable success over the years.

    The Committee believes that the actions of AIG senior management and the Chief Executive Officer evidence the success of AIG's compensation program in aligning the interests of senior management with AIG's shareholders and demonstrate the value of providing senior management and the Chief Executive Officer with the significant option grants made for 2001 performance.

    Section 162(m) of the Internal Revenue Code (the 'Code') denies a tax deduction to any publicly-held corporation such as AIG for compensation paid to the chief executive officer and four most highly compensated officers of a corporation in a taxable year to the extent that any such individual's compensation exceeds $1,000,000 unless certain requirements for performance-based compensation are satisfied. It is currently the intention of AIG that all compensation for the Chief Executive Officer in excess of $1,000,000 will be performance-based and therefore will be deductible in accordance with Section 162(m).

    No member of the Committee is a former or current officer or employee of AIG or any of its affiliated companies or is receiving compensation from AIG in any capacity other than as a director of AIG and certain of its subsidiaries or as a committee member of a committee of directors.

                                Stock Option and Compensation Committee
                                American International Group, Inc.

                                Marshall A. Cohen
                                Barber B. Conable, Jr.
                                Ellen V. Futter
                                Frank J. Hoenemeyer
                                Richard C. Holbrooke

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                         REPORT OF THE AUDIT COMMITTEE

    The role of the Audit Committee, comprised of Mrs. Hills and Messrs. Aidinoff, Conable, Hoenemeyer, and Zarb for the year ended December 31, 2001, is to assist the Board of Directors in its oversight of AIG's financial reporting process. The Board of Directors, in its business judgment, has determined that all members of the Committee are 'independent', as required by applicable listing standards of the New York Stock Exchange. The Committee operates pursuant to a Charter that was attached to the 2001 Proxy Statement. As set forth in the Audit Committee's Charter, the management of AIG is responsible for the preparation, presentation and integrity of AIG's financial statements, AIG's accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent accountants are responsible for auditing AIG's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

    In the performance of its oversight function, the Committee has considered and discussed the audited financial statements with management and the independent accountants. The Committee has also discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, has considered whether the provision of non-audit services by the independent accountants to AIG is compatible with maintaining their independence and has discussed with the accountants their independence.

    The members of the Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Committee's considerations and discussions referred to above do not assure that the audit of AIG's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that AIG's auditors are in fact 'independent'.

    Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Charter, the Committee recommended to the Board that the audited financial statements be included in AIG's Annual Report on Form 10-K for the year ended December 31, 2001 to be filed with the Securities and Exchange Commission.

                                       Audit Committee
                                       American International Group, Inc.

                                       M. Bernard Aidinoff
                                       Barber B. Conable, Jr.
                                       Carla A. Hills
                                       Frank J. Hoenemeyer
                                       Frank G. Zarb






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       II. APPROVAL OF A PROPOSAL TO ADOPT THE 2002 STOCK INCENTIVE PLAN

    General. The Board of Directors (the 'Board') of AIG adopted the 2002 Stock Incentive Plan (the 'Plan') which is attached as Appendix A, on March 13, 2002, subject to approval of the shareholders. The Board believes that AIG's interests are advanced by providing directors, officers and employees of AIG and its subsidiaries with an additional incentive to continue their efforts on behalf of AIG and its subsidiaries, as well as to attract people of training, experience and ability to AIG and its subsidiaries.

    The following is a summary of the Plan. This summary is not complete, and you should refer to Appendix A for a complete copy of the Plan.

    Administration. The Plan will be administered by a committee (the 'Committee') appointed solely from members of the Board who are not and have not been officers of AIG or its subsidiaries. The Board, in its discretion, may also administer the Plan and, in such a case, has all of the rights, powers and authority of the Committee.

    The Committee has broad discretion to administer the Plan. Among other things, the Committee will select the persons to whom awards ('Awards') will be made under the Plan, the time when Awards will be granted, the terms of the Awards and the number of shares of AIG Common Stock subject to the Awards.

    The Committee has the authority to construe, interpret and implement the Plan, and prescribe, amend and rescind rules and regulations relating to the Plan. The determination of the Committee on all matters relating to the Plan or any Award is final and binding. The Committee will have no liability to any person for any action taken, or omitted to be taken, in good faith.

    Eligibility. Awards may be made to any director, officer or employee of AIG and its subsidiaries, including any prospective employee, consultants and other individuals who may perform services for AIG and its subsidiaries, in each case, as selected by the Committee.

    Because the granting of Awards under the Plan will be entirely within the discretion of the Committee, it is not possible to designate the employees to whom Awards will be granted under the Plan or the number of shares of AIG Common Stock that will be subject to Awards that are granted under the Plan.

    Stock Issuable Under the Plan. Subject to adjustment as described in the next paragraph, the total number of shares of AIG Common Stock that may be issued under the Plan through December 31, 2002 is 15,000,000 shares. In each calendar year thereafter the total number of shares of AIG Common Stock that may be issued under the Plan is the sum of (a) 1,000,000 shares and (b) the number of shares of AIG Common Stock available for issuance under the Plan in the previous calendar year but not issued in such year. Shares of AIG Common Stock subject to any Award that expires, terminates or otherwise lapses will again become available for issuance under the Plan. These shares may be authorized but unissued AIG Common Stock or authorized and issued AIG Common Stock. There is no limit on the amount of cash, securities (other than shares of AIG Common Stock) or other property that may be delivered pursuant to any Award. No grantee, however, may receive Awards covering more than 250,000 shares of AIG Common Stock or stock appreciation rights with respect to more than 250,000 shares of AIG Common Stock.

    The Committee has the authority (but not the obligation) to adjust the terms of any outstanding Award, and the number of shares of AIG Common Stock issuable under the Plan, for any increase or decrease in the number of issued shares of AIG Common Stock resulting from a recapitalization, stock split, stock dividend, combination or exchange of shares of common stock, merger, consolidation, rights offering, separation, reorganization or liquidation, or any other change in the corporate structure or shares of AIG Common Stock.

    Unless otherwise provided in an award agreement or determined by the Committee, a successor to AIG as a result of a business combination may assume, or replace with equivalent awards, all outstanding Awards.

    Types of Awards. The Plan provides for grants of restricted stock, restricted stock units, dividend equivalent rights and other equity-based or equity-related Awards. Stock options, however, may not be awarded under the Plan.

         Restricted Shares of AIG Common Stock. The Committee may grant restricted shares of AIG Common Stock in amounts, and subject to terms and conditions, as the Committee may determine. The grantee will have the rights of a shareholder with respect to the restricted stock, subject to any restrictions and conditions as the Committee may include in the award agreement.

         Restricted Stock Units. The Committee may grant restricted stock units in amounts, and subject to terms and conditions, as the Committee may determine. Recipients of restricted stock units have only

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         the rights of a general unsecured creditor of AIG and no rights as a shareholder of AIG until the AIG Common Stock, cash, securities or other property underlying the restricted stock units is delivered.

         Dividend Equivalent Rights. The Committee may, in its discretion, include in the award agreement a dividend equivalent right entitling the grantee to receive amounts equal to the dividends that would be paid, during the time such Award is outstanding, on the shares of AIG Common Stock covered by such Award as if such shares were then outstanding. The grantee of a dividend equivalent right will have only the rights of a general unsecured creditor of AIG until payment of such amount is made as specified in the applicable award agreement.

         Other Stock-Based Awards. The Committee may grant other types of equity-based Awards or equity-related Awards, including the grant of unrestricted shares of AIG Common Stock in amounts, and subject to terms and conditions, as the Committee may determine. These Awards may involve the transfer of actual shares of AIG Common Stock, or the payment in cash or otherwise of amounts based on the value of shares of AIG Common Stock, and may include Awards designed to comply with, or take advantage of certain benefits of, the local laws of non-U.S. jurisdictions.

    Nonassignability and No Hedging. Except to the extent otherwise provided in the award agreement or approved by the Committee, no Award or right granted to any person under the Plan may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of or hedged, in any manner (including through the use of any cash-settled instrument), other than by will or by the laws of descent and distribution. During the life of the grantee, Awards may be exercised only by the grantee or the grantee's legal representative.

    Amendment and Termination. Except as otherwise provided in an award agreement, the Board may from time to time suspend, discontinue, revise or amend the Plan, and the Committee may amend the terms of any Award in any respect, including in any manner that adversely affects the rights, duties or obligations of any grantee of an Award. Unless previously terminated by the Board, the Plan will terminate on March 13, 2012, but any outstanding Award will remain in effect until it otherwise lapses or is satisfied.

    Approval of the Plan requires approval by a majority of the shares of AIG Common Stock present and entitled to vote at the meeting.

    Your Board of Directors recommends a vote FOR the proposal to adopt the Plan.

                 III. RATIFICATION OF SELECTION OF ACCOUNTANTS

    The Audit Committee and the Board of Directors have approved the employment of PricewaterhouseCoopers LLP as independent accountants of AIG for 2002. Representatives of that firm are expected to be present at the Annual Meeting with an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

    The fees billed by PricewaterhouseCoopers LLP for services rendered for the fiscal year ended December 31, 2001 include the following:

        Audit Fees. The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the worldwide audit of AIG's annual financial statements for the fiscal year ended December 31, 2001 and for the reviews of the financial statements included in AIG's Quarterly Reports on Form 10-Q for that fiscal year were $15,500,447.

        Financial Information Systems Design and Implementation Fees. The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2001 were $64,000.

        All Other Fees. The aggregate fees billed by PricewaterhouseCoopers LLP for worldwide services rendered to AIG, other than the services described above, for the fiscal year ended December 31, 2001 were $11,410,456, including approximately $5,600,000 related to tax advice, $2,300,000 related to audits of other AIG Subsidiaries, $900,000 related to services in connection with the acquisition of American General Corporation and $900,000 for other accounting assistance.

    Ratification of the selection of accountants requires approval by a majority of the shares of AIG Common Stock present and entitled to vote at the meeting. Neither AIG's Restated Certificate of Incorporation, as amended, nor By-Laws require that the shareholders ratify the selection of PricewaterhouseCoopers LLP as its independent accountants. AIG's Board is requesting shareholder ratification as a matter of good corporate practice. If the shareholders do not ratify the selection, the Board and the Audit Committee will reconsider

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whether or not to retain PricewaterhouseCoopers LLP, but may retain
PricewaterhouseCoopers LLP. Even if the selection is ratified, the Board and the Audit Committee in their discretion may change the appointment at any time during the year if they determine that such change would be in the best interests of AIG and its shareholders.

    Your Board of Directors recommends a vote FOR the proposal to ratify the selection of PricewaterhouseCoopers LLP.

                            IV. SHAREHOLDER PROPOSAL

    The Presbyterian Church (USA), 100 Witherspoon Street, Louisville, Kentucky 40202, which states that it beneficially owns 253,689 shares of AIG Common Stock, has notified AIG in writing that it intends to present a resolution for action by the shareholders at the Annual Meeting. The text of the resolution and the supporting statement submitted by the sponsor are as follows:

         AMERICAN INTERNATIONAL GROUP INDEPENDENT NOMINATING COMMITTEE

WHEREAS, American International Group has, as a practical matter, no Nominating Committee, the full Board acting on the recommendation of the Executive Committee, most of whom are top management officials of American International Group;

WHEREAS, we believe our company would benefit from the leadership of directors who have been nominated through an independent process;

WHEREAS, a majority of persons elected to the Board since 1996 have been AIG employees;

WHEREAS, we believe the creation of a Nominating Committee composed of independent directors would strengthen the possibility of having directors who will bring a fresh and independent viewpoint when needed to the deliberations of our Board;

THEREFORE, resolved that the Board of Directors create a Nominating Committee of at least four members, all of whom shall be independent directors who:

    1. Have not been executives of AIG or its affiliates during the last five years,

    2. Are not, and have not been, members of organizations that are among the company's paid advisors or consultants,

    3. Are not employed by significant customers or suppliers,

    4. Do not, and did not, have personal services contracts with the company,

    5. Are not employed by tax-exempt organizations that receive significant contributions from the company,

    6. Are not relatives of any management of the company, and

    7. Are not officers of corporations which the Chairman, CEO, President, or any other officer of AIG serves as a director.

                              SUPPORTING STATEMENT

    We religious shareholders believe that directors who are free of any relationships which might influence or preclude their ability to exercise oversight of management and operations when needed are beneficial to a corporation. Such independence serves shareholders in numerous ways including resolution of conflicting views within management, or raising important financial, public policy or corporate policy and practice issues, such as equal employment opportunity and workforce diversity or management transition.

    Corporate leaders and institutional investors recognize the value of independence. A November 1992 survey of 600 directors of Fortune 1,000 corporations, conducted by Directorship and endorsed by the Business Roundtable, found that 93 percent believed that a majority of the Board should be composed of outside, independent directors. A majority also believed that the nominating committee should consist entirely of outside, independent directors. We agree.

    A Nominating Committee composed solely of independent directors would remove any question that candidates for the Board had been selected only by current management. The use of the AIG Executive Committee, most of whose members are current management, to initially screen possible board members may result in a Board with independent, impartial directors. This is not guaranteed, however. The adoption of this proposal would establish an unclouded process, and insure that candidates are proposed through a thoroughly independent, objective process. Management controls nearly 30 percent of the shares voted, and wants its

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views taken into account. The views of shareholders supporting this proposal
(29.2 percent voted for this proposal in 2001) should be as well. We ask again for your support.

                      MANAGEMENT'S STATEMENT IN OPPOSITION

    Your Board of Directors opposes this proposal. Your current Board and its predecessors have led AIG to prosperity and growth in value for all shareholders; AIG's long-term performance has consistently outpaced that of its competitors. Your Board of Directors does not believe that there would be any improvement in the composition of the Board or the performance of AIG if the proposal were to be adopted. Your Board of Directors stresses the complete participation of ALL MEMBERS in the Board decision-making process, without distinction based on employee or independent status. Your Board believes that the views of management are critically important to the nominating process at AIG, where management directors have substantial personal ownership of AIG shares and their interests as shareholders are entirely consistent with those of nonaffiliated shareholders.

    Your Board serves as a committee of the whole in the election process; the views of the independent directors are well represented. Any member of the Board can present names for consideration, and no action is taken on any candidate until that candidate is fully discussed by the Board. In sum, your Board of Directors believes that its existing policies and practices with respect to the nominating process have resulted in significant benefit to both AIG and its shareholders, and that the suggested changes are neither necessary nor appropriate. Therefore, your Board of Directors urges a vote against this proposal.

    Approval of this proposal requires approval by a majority of the shares of AIG Common Stock present and entitled to vote at the meeting.

    Your Board of Directors recommends a vote AGAINST this proposal.

                V. SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

    All suggestions from shareholders are given careful attention. Proposals intended for inclusion in next year's Proxy Statement should be sent to the Secretary of AIG at 70 Pine Street, New York, New York 10270 and must be received by December 6, 2002. Under the AIG By-Laws, notice of any other shareholder proposal to be made at the 2003 Annual Meeting of Shareholders must be received not less than 90 nor more than 120 days prior to May 15, 2003 unless the 2003 Annual Meeting is not scheduled to be held on a date between April 15, 2003 and June 14, 2003, in which case notice must be received no less than the later of 90 days prior to the date on which such meeting is scheduled or 10 days after the date on which such meeting date is first publicly announced. A copy of the current AIG By-Laws may be obtained from the Secretary of AIG.

                               VI. OTHER MATTERS

    Your Board of Directors knows of no other matters to be presented at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy form to vote the proxy in accordance with their judgment on such matters.

INCORPORATION BY REFERENCE

    To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any other filing by AIG under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of this Proxy Statement entitled 'Report of the Stock Option and Compensation Committee on Executive Compensation', 'Report of the Audit Committee' (to the extent permitted by the rules of the Securities and Exchange Commission), and 'Performance Graph', shall not be deemed to be so incorporated, unless specifically otherwise provided in such filing.

IMPORTANT NOTICE REGARDING DELIVERY OF SHAREHOLDER DOCUMENTS

    In accordance with a notice sent to certain shareholders of AIG Common Stock who hold AIG Common Stock through a broker or otherwise through a nominee and who share a single address, only one copy of this Notice of Annual Meeting of Shareholders and Proxy Statement and AIG's 2001 Annual Report to Shareholders is being sent to that address unless AIG receives contrary instructions from any shareholder at that address. This practice, known as 'householding', is designed to reduce printing and postage costs. However, if any shareholder residing at such address wishes to receive a separate copy of this Notice of Annual Meeting and Proxy Statement or AIG's Annual Report to Shareholders, he or she may contact the AIG Director of Investor Relations at 70 Pine Street, New York, New York 10270, 212-770-6293 and AIG will deliver those documents to such shareholder promptly upon receiving the request. Any such shareholder may also contact the AIG Director of Investor Relations if he or she would like to receive separate proxy materials and annual reports in the future. If

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a shareholder receives multiple copies of AIG's proxy materials and annual reports, he or she may request householding in the future by contacting the AIG Director of Investor Relations.

PROXY SOLICITATION

    AIG will bear the cost of this solicitation of proxies. Proxies may be solicited by mail, personal interview, telephone and facsimile transmission by directors, their associates, and approximately eight officers and regular employees of AIG and its subsidiaries. In addition to the foregoing, AIG has retained Georgeson Shareholder Communications Inc. to assist in the solicitation of proxies for a fee of approximately $12,500 plus reasonable out-of-pocket expenses and disbursements of that firm. AIG will also reimburse brokers and others holding stock in their names, or in the names of nominees, for forwarding proxy materials to their principals.

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                                                                      APPENDIX A

                       AMERICAN INTERNATIONAL GROUP, INC.
                           2002 STOCK INCENTIVE PLAN

                                   ARTICLE I
                                    GENERAL

1.1 Purpose

    The purpose of the American International Group, Inc. 2002 Stock Incentive Plan is to attract, retain and motivate officers, directors, employees (including prospective employees), consultants and others who may perform services for the Company, to compensate them for their contributions to the long-term growth and profits of the Company, and to encourage them to acquire a proprietary interest in the success of the Company.

1.2 Definitions of Certain Terms

    'AIG' means American International Group, Inc. or a successor entity contemplated by Section 3.5.

    'Award' means an award made pursuant to the Plan.

    'Award Agreement' means the written document by which each Award is evidenced.

    'Board' means the Board of Directors of AIG.

    'Certificate' means a stock certificate (or other appropriate document or evidence of ownership) representing shares of Common Stock of AIG.

    'Code' means the Internal Revenue Code of 1986, as amended from time to time, and the applicable rulings and regulations thereunder.

    'Committee' shall have the meaning set forth in Section 1.3.1.

    'Common Stock' means the common stock of AIG, par value $2.50 per share.

    'Company' means AIG and its subsidiaries.

    'Covered Person' shall have the meaning set forth in Section 1.3.3.

    'Employment' means a grantee's performance of services for the Company, as determined by the Committee. The terms 'employ' and 'employed' shall have their correlative meanings.

    'Exchange Act' means the Securities Exchange Act of 1934, as amended from time to time, and the applicable rules and regulations thereunder.

    'Fair Market Value' means, with respect to a share of Common Stock on any day, the fair market value as determined in accordance with a valuation methodology approved by the Committee.

    'Plan' means the American International Group, Inc. 2002 Stock Incentive Plan, as described herein and as hereafter amended from time to time.

1.3 Administration

    1.3.1 Except as otherwise provided herein, the Plan shall be administered by a committee (the 'Committee' ) of the Board to be drawn solely from members of the Board who are not and have not been officers of the Company. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Award granted thereunder as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be final, binding and conclusive on all grantees and on their legal representatives and beneficiaries. The Committee shall have the authority, in its absolute discretion, to determine the persons who shall receive Awards, the time when Awards shall be granted, the terms of such Awards and the number of shares of Common Stock, if any, which shall be subject to such Awards. Unless otherwise provided in an Award Agreement, the Committee shall have the authority, in its absolute discretion, to (i) amend any outstanding Award Agreement in any respect, whether or not the rights of the grantee of such Award are adversely affected, including, without limitation, to accelerate the time or times at which the Award becomes vested, unrestricted or may be exercised, waive or amend any goals, restrictions or conditions set forth in such Award Agreement, or impose new goals, restrictions and conditions, or reflect a change in the grantee's circumstances and (ii) determine whether, to what extent and under what circumstances and method or methods (A) Awards may be (1) settled in cash, shares of Common Stock, other securities, other Awards or other property or (2) canceled, forfeited or suspended, (B) shares of Common Stock, other securities, other Awards or other property, and other amounts payable with respect to an Award may be deferred either automatically or at the election of the grantee thereof or of the Committee and (C) Awards may be settled by the Company or any of its designees. Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards (including grants to members of the Board who are not employees of the Company) or administer the Plan, in which case the Board shall have all of the authority and responsibility granted to the Committee herein. To the extent any Award is made to an 'officer' (as defined for purposes of Rule 16a-1(f) under the Exchange Act) or director of AIG, the Award shall be made by the full Board or a committee or subcommittee of the Board composed of at least two 'non-employee directors' (as defined in Rule 16b-3 under the Exchange Act).

    1.3.2 Actions of the Committee may be taken by the vote of a majority of its members. The Committee may allocate among its members and delegate to any person who is not a member of the Committee any of its administrative responsibilities.

    1.3.3 No member of the Board or the Committee or any employee of the Company (each such person a 'Covered Person' ) shall have any liability to any person (including any grantee) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. Each Covered Person shall be indemnified and held harmless by AIG against and from any loss, cost, liability, or expense (including attorneys' fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and against and from any and all amounts paid by such Covered Person, with AIG's approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person, provided that AIG shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once AIG gives notice of its intent to assume the defense, AIG shall have sole control over such defense with counsel of AIG's choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person's bad faith, fraud or willful misconduct. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under AIG's Restated Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that AIG may have to indemnify such persons or hold them harmless.

1.4 Persons Eligible for Awards

    Awards under the Plan may be made to such officers, directors, employees (including prospective employees), consultants and other individuals who may perform services for the Company, as the Committee may select.

1.5 Types of Awards Under Plan

    Awards may be made under the Plan in the form of (a) restricted stock,
(b) restricted stock units, (c) dividend equivalent rights and (d) other equity-based or equity-related Awards which the Committee determines to be consistent with the purposes of the Plan and the interests of the Company. AIG, however, will not grant stock options pursuant to the Plan.

1.6 Shares of Common Stock Available for Awards

    1.6.1 Common Stock Subject to the Plan. Subject to adjustment as provided in
Section 1.6.2 hereof, the maximum number of shares that may be issued under the Plan through December 31, 2002 is fifteen million (15,000,000) shares of Common Stock and in each calendar year thereafter shall be the sum of (a) one million (1,000,000) shares of Common Stock and (b) the number of shares of Common Stock available for issuance under the Plan in the previous calendar year but not issued in such year. Such shares of Common Stock may, in the discretion of the Committee, be either authorized but unissued shares or shares previously issued and reacquired by AIG. If any Award shall expire, terminate or otherwise lapse, in whole or in part, any shares of Common Stock subject to such Award (or portion thereof) shall again be available for issuance under the Plan.

    1.6.2 Adjustments. The Committee shall have the authority (but shall not be required) to adjust the number of shares of Common Stock authorized pursuant to
Section 1.6.1 and to adjust equitably (including, without limitation, by payment of cash) the terms of any outstanding Awards (including, without limitation, the number of shares of Common Stock covered by each outstanding Award, the type of property to which the Award is subject and the exercise or strike price of any Award), in such manner as it deems appropriate to preserve the benefits or potential benefits intended to be made available to grantees of Awards, for any increase or decrease in the number of issued shares of Common Stock resulting from a recapitalization, stock split, stock dividend, combination or exchange of shares of Common Stock, merger, consolidation, rights offering, separation, reorganization or liquidation, or any other change in the corporate structure or shares of AIG. After any adjustment made pursuant to this Section 1.6.2, the number of shares of Common Stock subject to each outstanding Award shall be rounded down to the nearest whole number.

    1.6.3 There shall be no limit on the amount of cash, securities (other than shares of Common Stock as provided in this Section 1.6) or other property that may be delivered pursuant to the Plan or any Award; provided, however, that Awards with respect to no more than 250,000 shares of Common Stock may be granted to any one grantee in any calendar year, and provided further, that Awards of stock appreciation rights with respect to no more than 250,000 shares of Common Stock may be granted to any one grantee in any calendar year.

                                   ARTICLE II
                             AWARDS UNDER THE PLAN

2.1 Agreements Evidencing Awards

    Each Award granted under the Plan shall be evidenced by a written document which shall contain such provisions and conditions as the Committee deems appropriate. The Committee may grant Awards in tandem with or in substitution for any other Award or Awards granted under this Plan or any award granted under any other plan of the Company. By accepting an Award pursuant to the Plan, a grantee thereby agrees that the Award shall be subject to all of the terms and provisions of the Plan and the applicable Award Agreement.

2.2 No Rights as a Shareholder

    No grantee of an Award shall have any of the rights of a shareholder of AIG with respect to shares of Common Stock subject to such Award until the delivery of such shares. Except as otherwise provided in Section 1.6.2, no adjustments shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, Common Stock, other securities or other property) for which the record date is prior to the date such shares are delivered.

2.3 Grant of Restricted Shares of Common Stock

    The Committee may grant or offer for sale restricted shares of Common Stock in such amounts and subject to such terms and conditions as the Committee shall determine. Upon the delivery of such shares, the grantee shall have the rights of a shareholder with respect to the restricted stock, subject to any restrictions and conditions as the Committee may include in the applicable Award Agreement. In the event that a Certificate is issued in respect of restricted shares of Common Stock, such Certificate may be registered in the name of the grantee but shall be held by AIG or its designated agent until the time the restrictions lapse.

2.4 Grant of Restricted Stock Units

    The Committee may grant Awards of restricted stock units in such amounts and subject to such terms and conditions as the Committee shall determine. A grantee of a restricted stock unit will have only the rights of a general unsecured creditor of AIG until delivery of shares of Common Stock, cash or other securities or property is made as specified in the applicable Award Agreement. On the delivery date specified in the Award Agreement, the grantee of each restricted stock unit not previously forfeited or terminated shall receive one share of Common Stock, or cash, securities or other property equal in value to a share of Common Stock or a combination thereof, as specified by the Committee.

2.5 Grant of Dividend Equivalent Rights

    The Committee may include in the Award Agreement with respect to any Award a dividend equivalent right entitling the grantee to receive amounts equal to all or any portion of the dividends that would be paid on the shares of Common Stock covered by such Award if such shares had been delivered pursuant to such Award. The grantee of a dividend equivalent right will have only the rights of a general unsecured creditor of AIG until payment of such amounts is made as specified in the applicable Award Agreement. In the event such a provision is included in an Award Agreement, the Committee shall determine whether such payments shall be made in cash, in shares of Common Stock or in another form, whether they shall be conditioned upon the exercise of the Award to which they relate, the time or times at which they shall be made, and such other terms and conditions as the Committee shall deem appropriate.

2.6 Other Stock-Based Awards

    The Committee may grant other types of equity-based or equity-related Awards (including the grant or offer for sale of unrestricted shares of Common Stock) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may entail the transfer of actual shares of Common Stock to Award recipients, or payment in cash or otherwise of amounts based on the value of shares of Common Stock, and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

                                  ARTICLE III
                                 MISCELLANEOUS

3.1 Amendment of the Plan

    3.1.1 Unless otherwise provided in an Award Agreement, the Board may from time to time suspend, discontinue, revise or amend the Plan in any respect whatsoever, including in any manner that adversely affects the rights, duties or obligations of any grantee of an Award.

    3.1.2 Unless otherwise determined by the Board, shareholder approval of any suspension, discontinuance, revision or amendment shall be obtained only to the extent necessary to comply with any applicable law.

3.2 Tax Withholding

    3.2.1 As a condition to the delivery of any shares of Common Stock pursuant to any Award or the lifting or lapse of restrictions on any Award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company relating to an Award (including, without limitation, FICA tax), (a) the Company may deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to a grantee whether or not pursuant to the Plan or (b) the Committee shall be entitled to require that the grantee remit cash to the Company (through payroll deduction or otherwise), in each case in an amount sufficient in the opinion of the Company to satisfy such withholding obligation.

3.3 Required Consents and Legends

    3.3.1 If the Committee shall at any time determine that any consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any Award, the delivery of shares of Common Stock or the delivery of any cash, securities or other property under the Plan, or the taking of any other action thereunder (each such action being hereinafter referred to as a 'plan action'), then such plan action shall not be taken, in whole or in part, unless and until such consent shall have been effected or obtained to the full satisfaction of the Committee. The Committee may direct that any Certificate evidencing shares delivered pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as the Committee may determine to be necessary or desirable, and may advise the transfer agent to place a stop transfer order against any legended shares.

    3.3.2 The term 'consent' as used in this Section 3.3 with respect to any plan action includes (a) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state, or local law, or law, rule or regulation of a jurisdiction outside the United States, (b) or any other matter, which the Committee may deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made, (c) any and all other consents, clearances and approvals in respect of a plan action by any governmental or other regulatory body or any stock exchange or self-regulatory agency and
(d) any and all consents required by the Committee. Nothing herein shall require AIG to list, register or qualify the shares of Common Stock on any securities exchange.

3.4 Nonassignability; No Hedging

    Except to the extent otherwise expressly provided in the applicable Award Agreement or determined by the Committee, no Award (or any rights and obligations thereunder) granted to any person under the Plan may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of or hedged, in any manner (including through the use of any cash-settled instrument), whether voluntarily or involuntarily and whether by operation of law or otherwise, other than by will or by the laws of descent and distribution, and all such Awards (and any rights thereunder) shall be exercisable during the life of the grantee only by the grantee or the grantee's legal representative. Any sale, exchange, transfer, assignment, pledge, hypothecation, or other disposition in violation of the provisions of this Section 3.4 shall be null and void and any Award which is hedged in any manner shall immediately be forfeited. All of the terms and conditions of this Plan and the Award Agreements shall be binding upon any permitted successors and assigns.

3.5 Successor Entity

    Unless otherwise provided in the applicable Award Agreement and except as otherwise determined by the Committee, in the event of a merger, consolidation, mandatory share exchange or other similar business combination of AIG with or into any other entity ('successor entity') or any transaction in which another person or entity acquires all of the issued and outstanding Common Stock of AIG, or all or substantially all of the assets of AIG, outstanding Awards may be assumed or a substantially equivalent award may be substituted by such successor entity or a parent or subsidiary of such successor entity.

3.6 Right of Discharge Reserved

    Nothing in the Plan or in any Award Agreement shall confer upon any grantee the right to continued Employment by the Company or affect any right which the Company may have to terminate such Employment.

3.7 Nature of Payments

    3.7.1 Any and all grants of Awards and deliveries of Common Stock, cash, securities or other property under the Plan shall be in consideration of services performed or to be performed for the Company by the grantee. Awards under the Plan may, in the discretion of the Committee, be made in substitution in whole or in part for cash or other compensation otherwise payable to a participant in the Plan. Only whole shares of Common Stock shall be delivered under the Plan. Awards shall, to the extent reasonably practicable, be aggregated in order to eliminate any fractional shares. Fractional shares shall be rounded down to the nearest whole share and any such fractional shares shall be forfeited.

    3.7.2 All such grants and deliveries shall constitute a special discretionary incentive payment to the grantee and shall not be required to be taken into account in computing the amount of salary or compensation of the grantee for the purpose of determining any contributions to or any benefits under any pension, retirement, profit-sharing, bonus, life insurance, severance or other benefit plan of the Company or under any agreement with the grantee, unless the Company specifically provides otherwise.

3.8 Non-Uniform Determinations

    The Committee's determinations under the Plan and Award Agreements need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations under Award Agreements, and to enter into non-uniform and selective Award Agreements, as to (a) the persons to receive Awards,
(b) the terms and provisions of Awards and (c) whether a grantee's Employment has been terminated for purposes of the Plan.

3.9 Other Payments or Awards

    Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

3.10 Plan Headings

    The headings in this Plan are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

3.11 Termination of Plan

    The Board reserves the right to terminate the Plan at any time; provided, however, that in any case, the Plan shall terminate March 13, 2012, and provided further, that all Awards made under the Plan prior to its termination shall remain in effect until such Awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Award Agreements.

3.12 Governing Law

    THIS PLAN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

3.13 Severability; Entire Agreement

    If any of the provisions of this Plan or any Award Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby; provided, that if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award Agreements contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

3.14 Waiver of Claims

    Each grantee of an Award recognizes and agrees that prior to being selected by the Committee to receive an Award he or she has no right to any benefits hereunder. Accordingly, in consideration of the grantee's receipt of any Award hereunder, he or she expressly waives any right to contest the amount of any Award, the terms of any Award Agreement, any determination, action or omission hereunder or under any Award Agreement by the Committee, the Company or the Board, or any amendment to the Plan or any Award Agreement (other than an amendment to this Plan or an Award Agreement to which his or her consent is expressly required by the express terms of an Award Agreement).

3.15 No Third Party Beneficiaries

    Except as expressly provided therein, neither the Plan nor any Award Agreement shall confer on any person other than the Company and the grantee of any Award any rights or remedies thereunder. The exculpation and indemnification provisions of Section 1.3.3 shall inure to the benefit of a Covered Person's estate and beneficiaries and legatees.

3.16 Successors and Assigns of AIG

    The terms of this Plan shall be binding upon and inure to the benefit of AIG and any successor entity contemplated by Section 3.5.

3.17 Date of Adoption and Approval of Shareholders

    The Plan was adopted on March 13, 2002 by the Board subject to approval by the shareholders of AIG at the 2002 Annual Meeting of Shareholders. Any Awards granted under the Plan prior to the date of such shareholder approval are expressly conditioned on such shareholder approval.

                                     [LOGO]

                       AMERICAN INTERNATIONAL GROUP, INC.











                                     [Logo]
                            PRINTED ON RECYCLED PAPER

                                     Appendix 1

                          AMERICAN INTERNATIONAL GROUP, INC.
                            ANNUAL MEETING OF SHAREHOLDERS
                                     MAY 15, 2002
                   THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

P      The undersigned hereby appoints M.R. Greenberg, Edward E. Matthews and
R      Howard I. Smith and each of them, with full power to act without the
O      other and with full power of substitution, as proxies to represent and to
X      vote, as directed on the reverse side hereof, all shares the undersigned
Y is entitled to vote at the annual meeting of the shareholders of American International Group, Inc. to be held at 72 Wall Street, Eighth Floor, New York, New York, on Wednesday, May 15, 2002 at 11:00 a.m., and all adjournments thereof.

                                                    (change of address/comments)

                                                    ----------------------------

                                                    ----------------------------

                                                    ----------------------------

                                                    ----------------------------
                                                    (If you have written in the
                                                    above space, please mark the
                                                    corresponding box on the
                                                    reverse side of this card)

       PLEASE MARK, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE AND RETURN IT
                PROMPTLY USING THE ENCLOSED POSTAGE PREPAID ENVELOPE.

                                                                     SEE REVERSE
                                                                         SIDE

[X] Please mark your                                                                                                  2742
    votes as in this
    example.

Unless otherwise marked, the proxies are appointed with authority to vote "FOR" all nominees for election. "FOR" Item 2 and
  Item 3, "AGAINST" Item 4, and in their discretion to vote upon other matters that may properly come before the meeting.
-----------------------------------------------------------------------------------------------------------------------------
               The Board of Directors recommends a vote "FOR" all nominees in Item 1 and "FOR" Item 2 and Item 3.
-----------------------------------------------------------------------------------------------------------------------------

1. Election of   FOR   WITHHOLD                                                 2. Adopt the 2002     FOR   AGAINST   ABSTAIN
   Directors     [ ]     [ ]        Election as Directors of the following          Stock Incentive   [ ]     [ ]       [ ]
                                    identified in the Proxy Statement:              Plan
For, except vote withheld from      01. M. Aidinoff         11. F. Hoenemeyer
the following nominee(s):           02. E. Broad            12. R. Holbrooke
                                    03. P. Chia             13. E. Matthews      3. Ratification of   [ ]     [ ]       [ ]
                                    04. M. Cohen            14. H. Smith            Independent
------------------------------      05. B. Conable          15. M. Sullivan         Accountants
                                    06. R. Crandall         16. T. Tizzio
                                    07. M. Feldstein        17. E. Tse
                                    08. E. Futter           18. J. Wintrob
                                    09. M. Greenberg        19. F. Wisner
                                    10. C. Hills            20. F. Zarb


                                                                   ----------------------------------------------------------
                                                                   The Board of Directors recommends a vote "AGAINST" Item 4.
                                                                   ----------------------------------------------------------
                                                                                                    FOR    AGAINST    ABSTAIN
                                                                      4. Shareholder Proposal       [ ]      [ ]        [ ]
                                                                         Described in the Proxy
                                                                         Statement
                                                                   ----------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

                                                                   If you have noted either an address
                                                                   change or made comments on the reverse   [ ]
                                                                   side of the card, mark here.

                                                                        Please Sign, Date and Return the
                                                                          Proxy Card Promptly Using the
                                                                                Enclosed Envelope.

SIGNATURE(S)                                              DATE
            -------------------------------------------       -----------------

Please sign exactly as your name appears hereon. Joint owners should each sign.
When signing as attorney, executor, administrator, trustee, corporate officer or guardian, please give full title as such.

-----------------------------------------------------------------------------------------------------------------------------
                             FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY CARD BY MAIL




                                   [AIG LOGO]

                       American International Group, Inc.



Dear Shareholder:

American International Group, Inc. encourages you to take advantage of new and convenient ways to vote your shares. You can vote your shares electronically over the Internet or by telephone. By doing this, you will not need to return the proxy card.

To vote your shares by telephone or electronically, you must use the control number printed in the box above, just below the perforation. The series of numbers that appear in the box above must be used to access the system. You may vote by telephone or over the Internet 24 hours a day, seven days a week until 11:59 p.m., New York City time on May 14, 2002.

1. To vote by telephone: Using a touch-tone telephone, call 1-877-PRX-VOTE (1-877-779-8683).

2.  To vote over the Internet: Go to the web site http://www.eproxyvote.com/aig

Your telephone or Internet vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

If you choose to vote your shares by telephone or over the Internet, there is no need for you to mail back your proxy card.

                 Your vote is important. Thank you for voting.